                                  Exhibit 16
                   Letter on Change in Certifying Accountant



     October 30, 2000



     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549


     Gentlemen:

     We have read Item 3 of Part II in Amendment No. 1 Form 10-SB dated October 30, 2000 of VillageEDOCS, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.



                                              CORBIN & WERTZ
                                                 Irvine, California